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                                                                   Exhibit 10.73

                                                             [EXECUTION VERSION]

                                WAIVER AGREEMENT

     THIS WAIVER AGREEMENT (this "Agreement"), dated as of December 22, 2005, makes reference to (i) that certain Credit Agreement dated as of April 2, 2004, among VITROCRISA COMERCIAL, S. de R.L. de C.V., a corporation (sociedad de responsabilidad limitada de capital variable) organized and existing under the laws of the United Mexican States ("Comercial"), VITROCRISA, S. de R.L. de C.V., a corporation (sociedad de responsabilidad limitada de capital variable) organized and existing under the laws of the United Mexican States ("Vitrocrisa"), various financial institutions and BANK OF MONTREAL, as administrative agent ("Administrative Agent"), as amended by that certain First Amendment to Credit Agreement dated as of June 30, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and (ii) that certain Libbey and Libbey Glass Guaranty dated as of April 2, 2004 (the "Libbey Guaranty") executed by each of LIBBEY INC., a Delaware corporation ("Libbey"), and LIBBEY GLASS INC., a Delaware corporation ("Libbey Glass") (each, a "Guarantor" and together, the "Guarantors"). Unless otherwise defined herein, terms used in this Agreement that are defined in the Credit Agreement or the Libbey Guaranty shall have the same meanings herein as in the Credit Agreement or the Libbey Guaranty, as applicable.

     WHEREAS, pursuant to the Libbey Guaranty, the Guarantors have guaranteed certain of the Obligations of Vitrocrisa and/or Comercial to each of the Tranche B Lenders and the Administrative Agent; and

     WHEREAS, the Guarantors have requested a waiver by the Tranche B Lenders and the Administrative Agent of the requirements of Section 4.4(b) of the Libbey Guaranty; and

     WHEREAS, the parties hereto are willing to provide such a waiver as specifically set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Waiver. Upon satisfaction of the conditions precedent set forth in
Section 3 below, each of the parties hereto waives any Event of Default and any rights to take action, in each case, arising from the failure of the Guarantors to maintain a Consolidated Leverage Ratio (as defined in the Note Purchase Guaranty Agreement) of less than or equal to 3.75 to 1.0 or 3.5 to 1.0, as applicable, at any time from September 30, 2005 through (but not including) January 2, 2007, provided that the Consolidated Leverage Ratio (as defined in the Note Purchase Guaranty Agreement) of the Guarantors shall not exceed (a) 4.5 to 1.0 for the fiscal quarter of the Guarantors ending December 31, 2005, as determined as of such date, (b) 4.85 to 1.0 for each of the fiscal quarters of the Guarantors ending March 31, 2006, June 30, 2006 and September 30, 2006, as determined as of such dates, respectively, and (c) 4.0 to 1.0 for the fiscal quarter of the Guarantors ending December 31, 2006, as determined as of such date.

     2. Limited Waiver. Except as set forth in Section 1 above, the execution of this Agreement and acceptance of any other documents related hereto shall not be deemed to be a

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waiver of any Event of Default under the Credit Agreement, any Guarantor Event of Default under the Libbey Guaranty or any breach, default or event of default under any other Transaction Document, whether or not known to the Administrative Agent, any Collateral Agent or any Lender and whether or not existing on the date of this Agreement.

     3. Conditions Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent:

          (a) the Administrative Agent shall have received this Agreement, duly executed by the Administrative Agent and the Lenders holding at least 66 2/3% of the sum of the then aggregate unpaid principal amount of the Tranche B Loans and the unused Tranche B Total Commitment;

          (b) the Guarantors shall have paid to the Administrative Agent for the account of each Tranche B Lender that has delivered (by facsimile or otherwise) an executed counterpart of this Agreement to the Administrative Agent on or prior to noon (Eastern time) on December 22, 2005, a non-refundable fee in an amount equal to 25 basis points (0.25%) of the Tranche B Loans of such Tranche B Lender as of the date hereof; and

          (c) the Guarantors shall have paid to the Administrative Agent all amounts due and payable pursuant to that certain fee letter dated as of the date hereof by and among Bank of Montreal and the Guarantors.

     4. Governing Law. This Agreement shall be construed in accordance with and be governed by the law of the State of New York without giving effect to the principles thereof relating to conflicts of law (except Section 5-1401 of the New York General Obligations Law).

     5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     6. Captions and Headings. The captions or section headings at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     7. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Administrative Agent, electronic means, all of which shall be equally valid. A facsimile copy of any such executed counterpart shall be deemed valid as an original.

     8. No Other Changes. Except as explicitly set forth herein, all of the terms and conditions of the Credit Agreement, the Libbey Guaranty and each other Transaction Document shall remain in full force and effect.


                                        2

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

                                        BANK OF MONTREAL,
                                        as Administrative Agent


                                        By: /s/ Aaron Lanski
                                            ------------------------------------
                                        Name: Aaron Lanski
                                        Title: Vice President


                                        THE BANK OF NOVA SCOTIA,
                                        as a Tranche B Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LASALLE BANK MIDWEST NATIONAL
                                        ASSOCIATION (formerly known as Standard
                                        Federal Bank, N.A.), as a Tranche B
                                        Lender


                                        By: /s/ Annette Gordon
                                            ------------------------------------
                                        Name: Annette Gordon
                                        Title: First Vice President

                                                                Waiver Agreement